 Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Not to Exceed $2,000,000	Dated as of March 23, 2023 New York, NY

Bite Acquisition Corp., a Delaware corporation (“Maker”), promises to pay to the order of Smart Dine, LLC, a Delaware limited liability company, or its registered assigns or successors in interest (“Payee”), the principal sum of Two Million Dollars ($2,000,000) or such lesser amount as shall have been advanced by Payee to Maker and shall remain unpaid under this promissory note (this “Note”), in lawful money of the United States of America, on the terms and conditions described below. This Note amends, replaces and supersedes in its entirety that certain promissory note, dated June 21, 2022, made by Maker in favor of Payee in the principal amount of up to $700,000 (the “Original Note”), and any unpaid principal balance of the indebtedness evidenced by the Original Note is being merged into and will hereafter be evidenced by this Note. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.            Principal. Payee may make advances to Maker from time to time under this Note; provided, however, that notwithstanding anything to the contrary herein, at no time shall the aggregate of all advances and re-advances outstanding under this Note exceed $2,000,000. The principal balance of this Note shall be payable on the date on which Maker consummates its initial business combination (the “Maturity Date”). The principal balance may be prepaid at any time.

2.            Interest. No interest shall accrue on the unpaid principal balance of this Note.

3.            Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4.            Conversion.

(a)            At Payee’s option, on the Maturity Date in the event Maker consummates its initial business combination, Payee may elect to convert up to an aggregate of $1,500,000 of the principal outstanding under this Note into that number of units (“Working Capital Units”) equal to: (i) the portion of the principal amount, up to an aggregate of $1,500,000, of this Note being converted pursuant to this Section 4, divided by (ii) $10.00, rounded up to the nearest whole number. Each Working Capital Unit shall have the same terms and conditions as the units issued by Maker pursuant to a private placement to Payee (the “Private Placement”), as described in the prospectus (the “Prospectus”) for Maker’s initial public offering (the “IPO”) dated February 11, 2021 and filed with the U.S. Securities and Exchange Commission, including the transfer restrictions applicable thereto. The Working Capital Units and the shares of common stock underlying such units (including any shares issuable upon exercise of warrants included in the Working Capital Units), and any other equity security of Maker issued or issuable with respect to the foregoing by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, shall be entitled to the registration rights set forth in that certain registration rights agreement between Maker and the parties thereto, dated as of February 11, 2021.

(b)            Upon any conversion of the principal amount, up to an aggregate of $1,500,000, of this Note, (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Working Capital Units, (iii) Maker shall promptly deliver a new duly executed Note to Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for all or any portion of the surrendered Note, Maker shall, within five (5) business days following receipt by Maker of Payee’s election to convert this Note pursuant to this Section 4, deliver to Payee the Working Capital Units, which shall bear such legends as are required in the opinion of counsel to Maker or by any other agreement between Maker and Payee and applicable state and federal securities laws.

(c)            Payee shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Working Capital Units upon conversion of this Note pursuant hereto; provided, however, that Payee shall not be obligated to pay any transfer taxes resulting from any transfer requested by Payee in connection with any such conversion.

(d)            The Working Capital Units shall not be issued upon conversion of this Note unless such issuance and such conversion comply with all applicable provisions of law. No fractional Working Capital Units shall be issued upon conversion of this Note. For the avoidance of doubt, in the event that all principal on this Note has been paid in full on or prior to the Maturity Date, then Payee shall not be entitled to convert any portion of this Note into Working Capital Units. Upon conversion of this Note in full, this Note shall be cancelled and void without further action of Maker or Payee, and Maker shall be forever released from all its obligations and liabilities under this Note.

5.            Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)            Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified above.

(b)            Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)            Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

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6.            Remedies.

(a)            Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)            Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7.            Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8.            Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9.            Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party.  Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10.            Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11.            Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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12.            Trust Waiver.  Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account in which a portion of the proceeds of Maker’s initial public offering (the “IPO”) were deposited, as described in greater detail in the prospectus filed with the SEC in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

13.            Amendment; Waiver.  Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14.            Assignment.  No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

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IN WITNESS WHEREOF, Maker and Payee, intending to be legally bound hereby, have caused this Note to be duly executed by the undersigned as of the day and year first above written.

Maker:

BITE ACQUISITION CORP.

By:	/s/ Alberto Ardura González
Name: Alberto Ardura González
Title: Chief Executive Officer and Chairman of the Board

Payee:

SMART DINE, LLC

By:	/s/ Jose Luis Guerrero Cortes
Name: Jose Luis Guerrero Cortes
Title: CFO

[Signature Page to Promissory Note]